UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2009

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	c/o Gottbetter & Partners, LLP 488 Madison Ave., 12th Floor New York, NY	10022

	(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

NanoDynamics Holdings, Inc.
640 Terrace Way
Walnut Creek, CA 94597
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Please see the discussion under Item 5.02 of this Report regarding our approved issuance of common stock to Luis F. Saenz, which discussion is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 19, 2009, David Rector, our President, Chief Executive Officer (“CEO”), Chief Financial Officer, Treasurer, Secretary and Director, resigned from his position as Chief Executive Officer. Mr. Rector’s resignation did not result from any disagreement between him and us.

(c)           On October 19, 2009, we appointed Luis Francisco Saenz as our CEO and as a member of our Board of Directors.

Mr. Saenz has over 18 years of experience in the mining industry. He is currently, and has been since July 21, 2008, the CEO and President and a Director of the publicly traded Loreto Resources Corporation (OTCBB:LRTC.OB). Mr. Saenz was formerly employed at Standard Bank (“Standard”) with Standard’s investment banking unit, Standard Americas, Inc. Mr. Saenz joined Standard in New York in 1997 and relocated to Peru in 1998 to establish Standard’s Peru representative office. While in Peru, he led Standard’s mining and metals organization effort in the Latin American region. He returned to New York, until 2008, to head Standard’s mining and metals team in the Americas. He previously worked for Pechiney World Trade in the base metals trading area before joining Merrill Lynch as Vice-President for Commodities in Latin America. Mr. Saenz graduated from Franklin and Marshall College in 1991 with a Bachelor of Arts degree in economics and international affairs.

On October 19 , 2009, as compensation for services to be rendered to the Corporation, our Board of Directors approved the issuance as of that date of 1,500,000 shares of our common stock, $0.001 par value per share, on a post-forward stock split basis (discussed below), to Mr. Saenz. This issuance of shares to Mr. Saenz is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction not involving a public offering.  The certificate evidencing these shares will bear a legend restricting its transfer.

Item 8.01.	Other Information

On October 19, 2009, we filed an amendment to our Articles of Incorporation (the “Amended Articles”) with the Secretary of the State of Nevada, pursuant to which we changed our name from NanoDynamics Holdings, Inc. to Li3 Energy, Inc.

We have changed our name to reflect our plans to focus our business strategy on the energy sector and related lithium mining opportunities in North America.

On October 19, 2009, our Board of Directors declared a 15.625 for 1 forward stock split in the form of a dividend.  The record date for this stock dividend is November 6, 2009, and the payment and effective date is November 16, 2009.

Also on October 19, 2009, stockholders representing approximately fifty-nine percent (59%) of our issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the Amended Articles.  Pursuant to this consent, the stockholders also approved the creation of our 2009 Equity Incentive Plan (the “2009 Plan”).  The 2009 Plan provides for the issuance of both non-statutory and incentive stock options and other awards to acquire in the aggregate up to 5,000,000 shares (calculated on a post-forward stock split basis, as described above) of our common stock.

Item 9.01.	Financial Statements and Exhibits

 (d)           Exhibits:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Articles of Incorporation of the Registrant dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Date	October 22, 2009	By:	/s/ David Rector
David Rector, President